CONVERTIBLE PROMISSORY NOTE

$2,000,000                     Las Vegas, Nevada              September 23, 2004

         Crystalix Group International, Inc., a Nevada corporation ("BORROWER"), promises to pay to the order of CMKXTREME.COM ("LENDER") at 30 Princeville Lane, Las Vegas, Nevada 89113, Two Million Dollars ($2,000,000), with interest on the unpaid principal balance.

         1.   Interest Rate.

              (a) Interest on the unpaid principal balance hereunder shall accrue at the rate of ten percent (10%) per annum (the "INTEREST RATE") from the date hereof. Default interest shall be paid in accordance with Section 6.

              (b) The Interest Rate shall be calculated on the basis of the unpaid principal balance hereunder and the actual number of days elapsed over a 365-day year. Notwithstanding anything contained in this Note to the contrary, if collection from Borrower of interest at the Interest Rate would be contrary to applicable laws, then the Interest Rate in effect on any day shall be the highest interest rate which may be collected from Borrower under applicable laws on such day.

         2.   Payment Schedule.

              (a) Commencing on November 1, 2004, and continuing on the first day of each month thereafter, Borrower shall make a principal payment in the amount of $83,333, with all accrued and unpaid interest on the amounts outstanding under this Note.

              (b) All outstanding principal and accrued unpaid interest shall be due and payable on October 1, 2007 (the "MATURITY DATE"), as such date may be accelerated pursuant to Section 4.

         3. Amounts due hereunder shall be paid by Borrower to Lender as follows:

              (a) Except as provided below in Section 3(b), all payments (including payment and prepayments of principal of or other amounts in respect of the Advances or fees or other amounts) required under this Note shall be made by the Borrower to the Lender in lawful money of the United States of America and in immediately available funds.

              (b) From time to time, Lender may require Borrower to make any payment of the Convertible Portion (as defined below) of Borrower's obligations under this Note in shares of Common Stock of Borrower ("Common Shares") instead of lawful money of the United States of America and thereby convert all or any part of such Convertible Portion into that number of Common Shares, as is obtained by dividing the dollar amount that Lender elects to convert by the applicable Conversion Price (as defined below).

              (c) Subject to adjustment as provided in this Section, the "CONVERSION PRICE" shall be the lesser of (i) the average closing price of the Common Shares for the five (5) business days immediately prior to Lender's delivery of notice of conversion, or (ii) $0.08. The

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"CONVERTIBLE  PORTION"  means (w) any payment of  principal,  interest,  and any other amounts payable to Lender hereunder when due, (x) any prepayment tendered by Borrower under Section 8 of this Note, (y) all or any portion of the entire amount of Borrower's obligations under this Note, upon a sale of fifty-one percent (51%) or more of the outstanding Common Stock of Borrower or a sale of all or substantially all of Borrower's assets, or (z) if an Event of Default (as defined below) occurs, a portion of Borrower's obligations under this Note not exceeding One Million Dollars ($1,000,000); PROVIDED, HOWEVER, that upon the occurrence of a second Event of Default while the first Event of Default remains uncured, the entire amount of principal, interest and any other amounts payable by Lender hereunder shall be the Convertible Portion.

              (d) Within ten (10) days after delivery to Borrower of a notice of conversion with respect to that portion of the outstanding and unpaid principal or interest that Lender wishes to convert, Borrower shall (i) denote in its corporate records the ownership by Lender of the Common Shares so purchased, and
(ii) unless this Note has been fully repaid or converted in full, issue to Lender a new Note, in identical form hereto and duly executed by Borrower, representing the portion of the Debt that has not been converted or repaid.

              (e) If Borrower shall (i) declare a dividend or make a distribution payable in Common Shares, (ii) subdivide or reclassify its outstanding Common Shares into a greater number of Common Shares, or (iii) combine its outstanding Common Shares into a smaller number of Common Shares, the Conversion Price in effect at the time of the record date for such dividend or distribution or the effective date of such subdivision, combination, or reclassification shall be proportionately reduced in the case of any increase in the number of Common Shares outstanding, and increased in the case of any reduction in the number of Common Shares outstanding, so that Lender shall be entitled to receive the kind and amount of Common Shares which Lender would have owned or have been entitled to receive had this Note been converted into Common Shares immediately prior to such time and had such Common Shares received such dividend or other distribution or participated in such subdivision, combination, or reclassification. Such adjustment shall be effective as of the record date for such dividend or distribution or the effective date of such combination, subdivision or reclassification and shall be made successively whenever any event listed above shall occur.

              (f)  Whenever  the  Conversion  Price is  adjusted  as provided in
Section 3(d), Borrower shall promptly deliver to Lender written notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment and the computation thereof.

              (g) In the event of any  consolidation  or merger of Borrower with or into any other Person (other than a merger which does not result in any reclassification, conversion, exchange or cancellation of outstanding Common Shares), or in the event of any sale or transfer of all or substantially all of the assets of Borrower or the reclassification of the Common Shares into another form of capital stock of Borrower, whether in whole or in part, this Note shall thereafter be convertible, in lieu of the Common Shares otherwise purchasable and receivable upon conversion of this Note, into the kind and amount of stock and other securities and property or cash which Lender would have been entitled to receive upon such consolidation, merger, sale, transfer or reclassification if Lender had held the Common Shares issuable upon the conversion of this Note immediately prior to such consolidation, merger, sale, transfer or reclassification.


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The  provisions  of  this  Section  3  shall   similarly   apply  to  successive
reclassification and changes of Common Shares of capital of Borrower and to successive consolidations, mergers, sales, transfers or reclassifications.

              (h) Borrower shall at all times reserve and keep available, free from pre-emptive rights, out of its authorized but unissued shares of common stock, solely for the purpose of issue upon conversion of this Note as herein provided, such number of Common Shares as shall then be issuable upon the conversion of this Note. Borrower covenants that all Common Shares which shall be so issuable shall, upon issuance, be duly and validly issued and fully paid and non-assessable. Borrower shall from time to time, in accordance with applicable law, increase the authorized amount of its Common Shares if at any time the authorized amount of its Common Shares remaining unissued shall not be sufficient to permit the conversion of all Notes at the time outstanding.

         4.    Upon  any  Event of  Default,  as such  term is  defined  in this
Section 5, Lender may accelerate the loan evidenced by this Note and declare the entire principal balance of the Note immediately due and payable, and shall have the rights provided herein and by applicable law. The occurrence of any of the following events shall constitute an "EVENT OF DEFAULT" under this Note:

              (a) Borrower fails to make any payment of interest or principal within five (5) days after the date when due under this Note.

              (b) The dissolution of Borrower, whether pursuant to any applicable laws, or otherwise, or the sale, transfer or conveyance by Borrower of fifty percent (50%) or more of the outstanding voting interests of stock of Borrower or the equity interest in Borrower to any person or entity.

              (c) Borrower commences a case or other proceeding, or if an involuntary case or other proceeding shall be commenced against Borrower seeking liquidation, reorganization or other relief with respect to its debts under any bankruptcy, insolvency or other similar debtor relief law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and any such involuntary case or other proceeding shall remain undismissed and unstayed for a period of sixty (60) days.

              (d)  Borrower   shall  make  an  assignment  for  the  benefit  of
creditors, or admit in writing its inability to pay its debts generally as they become due.

              (e) A notice of lien, levy or assessment is filed of record or given to Borrower with respect to all or any of the Borrower's assets by any federal, state, local department or agency, and such lien, levy or assessment is not released or paid within a reasonable period of time but in no event longer than twenty (20) days from the date such lien, levy or assessment is filed.

              (f) Lender, in good faith, believes the prospect of payment or performance by Borrower under this Note is impaired and if Borrower is unable or unwilling to provide adequate

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written  assurances  to Lender of its ability to fully  perform  under this Note within thirty (30) days following delivery of written notice.

              (g) Any representation or warranty of Borrower is not materially true, correct and complete, or if any material statement, report or certificate made or delivered by Borrower or its officers, employees or agents is not true, correct and complete when made.

         5. If any Event of Default shall occur, the total of the unpaid balance of principal and the accrued unpaid interest (past due interest being compounded) shall then begin accruing interest at the rate stated in the first paragraph above plus eight percent (8.00%) per annum (the "DEFAULT RATE"), until such time as all past due payments and accrued interest are paid. Borrower acknowledges that the effect of this Default Rate provision could operate to compound some of the interest obligations due, and Borrower hereby expressly assents to such compounding should it occur.

         6.    Borrower:

              (a) waives demand, diligence, presentment for payment, protest and demand, notice of extension, dishonor, protest, demand and non-payment of this Note; and

              (b) agrees that Borrower will pay any collection expenses, court costs and actual attorney's fees which may be incurred by Lender in the collection or enforcement of this Note.


         8. This Note shall be construed according to the laws of the State of Nevada.

         9. All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally or by facsimile transmission or mailed (first class postage prepaid) to the parties at the following addresses or facsimile numbers:

         If to Borrower:             Crystalix Group International, Inc
                                     5275 South Arville Street, Suite B116
                                     Las Vegas, Nevada  89118
                                     Attn:  Kevin T. Ryan, President
                                     Fax No.:  (702) 740-4611


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         with a copy to:             Snell & Wilmer L.L.P.
                                     3800 Howard Hughes Parkway, Suite 1000
                                     Las Vegas, Nevada  89109
                                     Attn:  Stephen B. Yoken, Esq.
                                     Fax No.:  (702) 784-5252

         If to Lender:               Urban Casavant
                                     --------------------------------------
                                     --------------------------------------
                                     Attn:
                                          ---------------------------------
                                     Fax. No.:
                                              -----------------------------

         IN WITNESS WHEREOF, Borrower has caused this Note to be executed as of the date first set forth above.

                                     BORROWER:

                                     Crystalix Group International, Inc.

                                     By: /s/ KEVIN T. RYAN
                                        ----------------------------------------
                                        Kevin T. Ryan, President

                                     By: /s/ PATTY HILL
                                        ----------------------------------------
                                        Patty Hill, Secretary














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